OPTION GRANT LETTER

(Non-Qualified Stock Option)

Grandparents.com, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (the “Grantee”) an Option, subject to the terms, conditions and restrictions of the Grandparents.com, Inc. 2012 Stock Incentive Plan (the “Plan”) and this Option Grant Letter, including the attached Appendix A (the Option Grant Letter and Appendix A are collectively referred to as the “Grant Letter”). The capitalized terms not specifically defined in this Grant Letter shall have the meanings specified in the Plan, a copy of which is attached hereto as Exhibit A.

Name of Employee:

Number of Options:

Grant Date:

Option Price (per share):	$

Term/Expiration Date:

Vesting Schedule:	Subject to the provisions of this Grant Letter: (a) thirty-three percent (33%) of the total number of shares subject to the Option vest on the one (1) year anniversary of the Grant Date, and (b) the remaining shares subject to the Option vest pro rata on a quarterly basis, in a series of eight (8) equal installments commencing on the fifteen (15) month anniversary of the Grant Date and continuing on each three (3) month anniversary thereof.

Special Provisions/Restrictions
Not Stated in the Plan (if any):	None

By accepting this Grant Letter as indicated below, the Grantee agrees to be bound by the terms and conditions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time (if any) and this Grant Letter. The Grantee has reviewed the Plan and this Grant Letter in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Letter and is familiar with the terms and provisions of the Plan and this Grant Letter. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Plan or this Grant Letter. The Grantee acknowledges and agrees that the exercise of any portion of this Option and the sales of Common Stock will be subject to applicable laws and regulations and the Company’s policy regulating trading by Employees (if any). The Grantee further agrees to notify the Company upon any change in his or her residence address.

GRANDPARENTS.COM, INC.

By:
Name:
Title:

GRANTEE

(Signature)

(Print Name)

(Date of Execution)

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APPENDIX A

TERMS AND CONDITIONS OF THE OPTION

ARTICLE I

GRANT OF OPTION

1.1       Grant of Option. In consideration of your past and/or continued employment with the Company and for other good and valuable consideration, effective as of the Grant Date set forth in this Grant Letter (the “Grant Date”), the Company grants to you an Option to purchase any part or all of the number of shares of Common Stock set forth in this Grant Letter, upon the terms and conditions set forth in the Plan and this Grant Letter.

1.2       Nature of the Option. This Option shall be a Nonqualified Stock Option. This Option is not an Incentive Stock Option.

1.3       Option Price. The Option Price of the shares of Common Stock subject to the Option shall be as set forth in this Grant Letter, without commission or other charge.

ARTICLE II

PERIOD OF EXERCISABILITY

2.1       Vesting. Subject to Sections 2.2, 2.3, 2.4, 5.3 and 5.4, any other relevant provisions of this Grant Letter, and your continued employment by the Company or a Subsidiary, the Option shall become vested and exercisable in such amounts and at such times as are set forth in this Grant Letter.

2.2       Forfeiture and Cancelation. Subject to Section 2.5 of this Grant Letter, any portion of the Option that has not vested at or before the date on which you have a Termination of Employment shall be canceled and forfeited, unless otherwise determined by the Plan Administrator. “Termination of Employment” means the occurrence of any event if immediately thereafter you are no longer an Employee of the Company or a Subsidiary. Such an event could include the disposition of a Subsidiary or business unit by the Company or a Subsidiary. The following events shall not be deemed a Termination of Employment:

1.	A transfer of you from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another; and

2.	A leave of absence, duly authorized in writing by the Company or a Subsidiary, for military service or sickness or for any other purpose approved by the Company or a Subsidiary including, but not limited to, a leave of absence where your right to reemployment is guaranteed either by statute or by contract.

However, your failure to return to active service for the Company or a Subsidiary at the end of an approved leave of absence shall be deemed a Termination of Employment. Although you will be considered to have been continuously employed by the Company or a Subsidiary and not to have incurred a Termination of Employment under this Article 2 during a leave of absence as set forth in Section 2.2(2) above, the Plan Administrator may specify that such leave period shall not be counted in determining the period of employment for purposes of the vesting of this Option. In such case, to the extent permissible by applicable law, the vesting dates for the unvested portions of the Option shall be extended by the length of any such leave of absence.

2.3        Duration of Exercisability. The vesting schedule installments of the Option provided for in the vesting schedule of this Grant Letter are cumulative. Each such installment which becomes vested and exercisable in accordance with the vesting schedule shall remain vested and exercisable until it ceases to be exercisable in accordance with Section 2.4 of this Grant Letter.

2.4         Expiration of Option. The vested portion of the Option may not be exercised to any extent by anyone after the earliest occurrence of any one of the following:

(a)           the Expiration Date specified in this Grant Letter;

(b)          except as set forth in a written agreement with the Company, if you are terminated other than by reason of your death, Disability or for Cause, the earlier of (i) the Expiration Date specified in this Grant Letter, or (ii) the expiration of twelve (12) months following the date of your Termination of Employment;

(c)          if you are terminated by reason of Disability, the earlier of (i) the Expiration Date specified in this Grant Letter, or (ii) the expiration of twelve (12) months following the date of your Termination of Employment; or

(d)         if you die while an Employee, the earlier of (i) the Expiration Date specified in this Grant Letter, or (ii) the expiration of twelve (12) months following the date of your death; and

(e)          if you are terminated for Cause, the first you are notified of such termination (unless the Plan Administrator determines otherwise). If your employment or services with the Company are suspended pending an investigation of whether you shall be terminated for Cause, all of your rights hereunder likewise shall be suspended during the period of investigation.

2.5        Consequence of a Change of Control. If a Corporate Transaction occurs, the provisions of Section 11.2 of the Plan shall apply to this Award.

ARTICLE III

EXERCISE OF OPTION

3.1        Registration Statement. Except as otherwise permitted by the Plan Administrator, you are not permitted to exercise your Option unless a registration statement filed with the Securities and Exchange Commission (“SEC”) is effective with respect to the shares subject to the Option at the time of exercise.

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3.2         Persons Eligible to Exercise Option. During your lifetime only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option or any portion of the Option. After your death, but prior to the time the Option ceases to be exercisable, any exercisable portion of the Option may be exercised by your personal representative or by any person empowered to do so under your will or under the then applicable laws of descent and distribution.

3.3        Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised at any time prior to the time the Option (or that portion of the Option) ceases to be exercisable in accordance with Section 2.4 of this Grant Letter. An exercise of the Option in part will not exhaust or terminate the Option as to any remaining shares of Common Stock subject to the Option.

3.4       Manner of Exercise. The Option, or any exercisable portion of such Option, may be exercised as set forth below, or as may otherwise be prescribed by the Plan Administrator in the future:

      (a)    delivery to the Company’s designated outsourced administrator of a notice of exercise on any business day, such notice to be delivered in the form attached as Exhibit B, to reflect (i) the election to exercise some or all of the then-exercisable portion of the Option, and (ii) the number of shares of Common Stock in respect of which the Option is being exercised; and

      (b)    payment in full of the Option Price with respect to the shares of Common Stock for which the Option is being exercised, together with the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option (or the portion of the Option being exercised).

3.5       Form of Payment Upon Exercise of Option. The Option Price applicable to the exercise of the Option (or any portion of the Option), together with any withholding taxes (as described in Section 3.6 of this Grant Letter), shall be paid to the Company by any of the following methods, at your election:

      (a)      in cash or cash equivalents acceptable to the Company.

      (b)    by a net exercise of the Option, such that you shall be entitled to the number of shares of Common Stock in accordance with the following formula:

   X  =       Y(A-B)

                     A

where:	X	=	the number of shares of Common Stock to be issued to you*
	Y	=	the number of shares of Common Stock with respect to which the Option is to be exercised, as designated in the notice of exercise
	A	=	the Fair Market Value of the Common Stock on the date of exercise
	B	=	the Option Price

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*	The actual number of shares of Common Stock to be issued will be reduced by the amount of any withholding taxes with respect to the exercise of the Option (with any shares held back to cover payment of such taxes being valued at the Fair Market Value on the date of exercise), if arrangements are not made to pay such taxes in cash or otherwise outside of the net exercise of the Option.

Any fractional amount resulting from application of this subsection shall be settled in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock on the date of exercise.

            (c)          by any other method approved or accepted by the Plan Administrator in its sole discretion, subject to such rules and regulations as the Plan Administrator may establish.

In the event the Option (or any portion thereof) is exercised by any person or persons other than you, the Company may require appropriate proof of the right of such person(s) to exercise the Option.

No Common Stock will be issued pursuant to the exercise of an Option unless such issuance and such exercise have complied with all relevant provisions of law and requirements of any stock exchange upon which the Common Stock may then be listed. As a condition to the exercise of the Option, the Company may require you to make any representation or warranty to the Company as may be required under any applicable law or regulation.

3.6       Tax Withholding. The Company will assess its requirements regarding federal, state and local income taxes, FICA taxes, and other applicable taxes in connection with the Option. The Company’s obligation to issue shares of Common Stock upon exercise of any portion of the Option shall be conditioned upon your payment, or making provision satisfactory to the Company for the payment, of any taxes which the Company is obligated to withhold or collect with respect to such exercise or otherwise respect to the Option. The Company will withhold any such taxes as required by law. Regardless of the Company’s actions in this regard, you acknowledge and agree that the ultimate liability for any such taxes is your responsibility.

ARTICLE IV

RESTRICTIONS ON TRANSFER OF THE OPTION

4.1      Restrictions on Transfer. The Option may not be assigned or transferred by the Grantee other than by will or by the applicable laws of descent and distribution, and, during the Grantee’s lifetime, such Awards may be exercised only by the Grantee. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended from time to time, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit the Grantee to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Grantee’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in this Grant Letter.

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ARTICLE V

ACKNOWLEDGEMENTS AND UNDERTAKINGS BY GRANTEE

5.1         No Acquired Rights. You acknowledge and agree that:

(a)       The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(b)      This Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end-of-service payments, bonuses, long-term service awards, pension, retirement benefits or similar payments;

(c)        The future value of the shares of Common Stock that may be purchased by exercise of this Award is unknown and cannot be predicted;

(d)        No claim or entitlement to compensation or damages arises from the expiration or termination of this Award, or the diminution in value of this Award (or any shares of Common Stock issued upon exercise of this Award), and you irrevocably release the Company from any such claim; and

(e)       Participation in the Plan shall not create a right to further employment with the Company or any Subsidiary and shall not interfere with the ability of the Company to terminate the employment relationship with you at any time, with or without cause.

5.2          Conformity to Securities Laws.

 (a)      You acknowledge that the Plan and this Grant Letter are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated under such Acts by the SEC and state securities laws and regulations. Notwithstanding anything in this Grant Letter to the contrary, the Plan shall be administered, and this Award is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Grant Letter shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b)      The Company intends to file (or may already have on file) an effective registration statement with the SEC with respect to the shares of Common Stock underlying the Option granted under the terms of this Award. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective, you will not be able to transfer or sell shares issued upon exercise of the Option unless an exemption from registration under applicable securities laws is available. You agree that any resale by you of the shares of Common Stock issued under this Award will comply in all respects with the requirements of applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and the respective rules and regulations promulgated under such Acts) and any other law, rule or regulation applicable thereto. The Company will not be obligated either to issue the shares or permit the resale of any shares if such issuance or resale would violate any such laws, rules or regulations.

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5.3       Compliance with Company Insider Trading and Other Applicable Policies. You agree to be bound by the Company’s policies regarding the purchase and transfer of the Company’s securities and understand that there may be certain times during the year in which you will be prohibited from selling, transferring, pledging, donating, assigning, hypothecating or encumbering any shares of Common Stock received upon exercise of this Award.

5.4        Potential Termination of Award; Forfeiture of Any Gain Realized.

You acknowledge that your continued employment and the grant of the Options herein is sufficient consideration for this Grant Letter, including, without limitation, the restrictions imposed upon you by this Section 5.4.

(a)	You acknowledge that:

    (i)       the Company may in its sole and absolute discretion annul this Award (including any vested portion of this Award not yet exercised) if you cease to be an Employee as a result of a termination for Cause and such determination shall be made by the Company and shall be conclusive and binding on all interested persons; and

   (ii)     the Company retains the right to cause a forfeiture of the gain realized by you in connection with this Award, including its exercise, on account of actions you take that are in violation of or in conflict with the provisions of this Grant Letter, or any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or any Subsidiary, or (iv) any confidentiality obligation with respect to the Company or any Subsidiary.

(b)       In addition, in accordance with the Plan, if (A) the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under applicable securities laws, and (B) you are either an individual who is subject to the automatic forfeiture provisions of Section 304 of the Sarbanes-Oxley Act of 2002 or are determined by the Plan Administrator to have knowingly engaged in or failed to prevent the misconduct or have been grossly negligent in engaging in or failing to prevent the misconduct, you shall be obligated to reimburse the Company for (i) any equity-based compensation you have received from the Company during the 12-month period following the first public issuance or filing with the SEC of the financial document(s) embodying the financial reporting requirement, and (ii) any profits realized from the sale of securities of the Company during that 12-month period. Any determination by the Plan Administrator with respect to the foregoing shall be final, conclusive and binding on all interested persons.

(c)        (i)      Forfeiture Events. A “Forfeiture Event” shall have occurred if you are terminated for Cause.

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(ii)   Forfeiture. Upon a Forfeiture Event, the following forfeitures and related actions as determined by the Plan Administrator will occur:

1.     Any portion of the Option (whether or not vested) that has not been exercised as of the date of such determination shall be immediately canceled and forfeited;

2.     You shall automatically forfeit any rights you may have with respect to the Option as of the date of such determination; and/or

3.     With respect to shares of Common Stock received upon any exercise(s) of the Option, you shall be obligated to pay the Company the greater of (a) any amounts realized from the sale of any or part of such shares, and (b) the difference, if a positive number, between the aggregate Exercise Price with respect to such shares and the aggregate Fair Market Value of such shares on the date of any disposition or transfer thereof.

(iii)   Additional Remedies. You acknowledge that breach by you of this Grant Letter would cause irreparable harm to the Company and Subsidiaries and that in the event of such breach, the Company shall have, in addition to monetary damages and other remedies at law, the right to an injunction, specific performance and other equitable relief (without the need to post a bond) to prevent violations of your obligations hereunder.

ARTICLE VI

LIMITATIONS APPLICABLE TO EXCHANGE ACT SECTION 16 PERSONS

6.1       Limitations Applicable to Exchange Act Section 16 Persons. Notwithstanding any provision of the Plan or any other provision of this Grant Letter to the contrary, if you are subject to Section 16 of the Exchange Act, the Plan, this Grant Letter and the Option shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Grant Letter shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

ARTICLE VII

MISCELLANEOUS

7.1      Designation of Beneficiary. You may, from time to time, designate any beneficiary or beneficiaries to whom any benefit under this Grant Letter is to be paid in case of your death prior to the receipt of all such benefits. Each designation shall revoke all prior designations, shall be in a form prescribed by the Plan Administrator or its designee, and will be effective only when filed with the Plan Administrator or its designee. In the absence of any such designation, any benefits remaining unpaid at the time of your death shall be paid to your estate.

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7.2     Notices. Except as may be otherwise provided in the Plan, any written notices provided for in the Plan or this Grant Letter shall be in writing and shall be deemed sufficiently given if either hand-delivered or if sent by fax or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three (3) business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Plan Administrator. Notices shall be directed, if to you, at your address indicated by the Company’s records, or, if to the Company, at the Company’s principal office, attention: Corporate Secretary.

7.3       Data Privacy. By entering into this Grant Letter, you: (a) authorize the Company and any agent of the Company administering the Plan or providing Plan recordkeeping services to disclose to the Company or any Subsidiary such information and data as the Company or any such Subsidiary shall request in order to facilitate the grant of options and the administration of the Plan; (b) waive any data privacy rights you may have with respect to such information; and (c) authorize the Company to store and transmit such information in electronic form.

7.4     Waiver. The waiver by the Company or a Subsidiary of any provision of this Grant Letter shall not operate as or be construed to be a subsequent waiver of the same provision or waiver of any other provision hereof.

7.5     Severability. The provisions of this Grant Letter are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

7.6    Counterparts; Further Instruments. This Grant Letter may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties to this Grant Letter agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Grant Letter.

7.7    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Grant Letter may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Plan Administrator, provided, that, except as may otherwise be provided in the Plan, no amendment, modification, suspension or termination of this Grant Letter shall adversely affect the Option in any material way without your prior written consent.

7.8    Entire Agreement. The Plan and this Grant Letter constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. In the event of any contradiction, distinction or difference between this Grant Letter and the terms of the Plan, the terms of the Plan will control.

7.9     Governing Law. This Grant Letter shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles of the State of Delaware.

7.10    Captions. Captions provided in this Grant Letter are for convenience only and are not to serve as a basis for interpretation or construction of this Grant Letter.

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7.11   Successors and Assigns. The Company may assign any of its rights under this Grant Letter to single or multiple assignees, and this Grant Letter shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and/or this Grant Letter, this Grant Letter shall be binding upon you and your heirs, executors, administrators, successors and assigns.

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EXHIBIT A

GRANDPARENTS.COM, INC.

2012 STOCK INCENTIVE PLAN

EXHIBIT B

NOTICE OF EXERCISE OF STOCK OPTION

Grandparents.com, Inc.

589 Eight Avenue, Sixth Floor

New York, New York 10018

Attn: Secretary

1.	Notice of Exercise. The undersigned (“Purchaser”) hereby notifies Grandparents.com, Inc., a Delaware corporation (the “Company”), of his / her election to exercise his / her option to purchase _____________ shares of the Company’s common stock, $0.01 par value (the “Common Stock”), pursuant to that Option Grant Letter (the “Agreement”) between the undersigned and the Company dated _______________, 20__.

2.	Payment of Exercise Price. Accompanying this Notice is (a) a certified or a cashier’s check (or other check acceptable to the Company) in the amount of $__________ payable to the Company, and/or (b) such any other form of payment, together with appropriate documentation, which is acceptable to the Company or as otherwise specified in the Agreement.

3.	Payment of Withholdings Taxes. Purchaser acknowledges that he / she is responsible for paying or providing for any applicable federal or state tax withholdings as a result of this Option exercise.

(a)	Accompanying this Notice is my check in the amount of $__________, in payment of federal and state income withholding and employment taxes applicable to this exercise. The amount of such payment is based on advice received from appropriate officials of the Company responsible for the administration of its payroll and employment tax obligations.

(b)	Alternatively, or in addition, to avoid earnings charges or other adverse consequences to the Company under applicable accounting or tax rules or regulations, in full or partial payment of such taxes: (i) I deliver herewith an additional ___________ shares of the Common Stock presently owned by me, having an aggregate fair market value as of the date hereof of $__________; or (ii) I hereby authorize the Company to withhold, from the shares of Common Stock otherwise issuable to me pursuant to this exercise, __________ such shares having an aggregate fair market value at the date hereof of $____________.

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4.	Title to Shares. The exact spelling of the name(s) under which Purchaser desires to take title to the shares of Common Stock is: . Purchaser desires to take title to the shares of Common Stock as follows:

☐	Individual, as separate property
☐	Husband and wife, as community property
☐	Joint Tenants
☐	Alone or with spouse as trustee(s) of the following trust (including date):

☐	Other; please specify:

5.	Tax Consequences. PURCHASER UNDERSTANDS THAT THERE MAY BE ADVERSE FEDERAL OR STATE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES OF COMMON STOCK. PURCHASER ACKNOWLEDGES THAT SHE / HE HAS BEEN ADVISED TO CONSULT WITH HER / HIS TAX ADVISER IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES OF COMMON STOCK AND THAT PURCHASER HAS HAD AN OPPORTUNITY TO DO SO. PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

6.	Compliance with Laws and Regulations. Purchaser acknowledges that the issuance and transfer of the shares of Common Stock will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

7.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws.

EXECUTED as of the ____ day of _____________, 20__.

(Signature)

(Print name)

SSN:

Address:

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